                                                                    Exhibit 23.2


Havas Advertising
Registration Statement, Form S-8


CONSENT OF INDEPENDENT AUDITORS


As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 31, 1999 and June 9, 2000 on the accompanying financial statements of Media Planning, S.A. as of December 31, 1998 and for the nine month period ended September 30, 1999, respectively, included in Havas Advertising's registration statement on Form F-4 for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission.


ARTHUR ANDERSEN y Cia., S.Com.


/s/ Luis Jimenez Guerrero
-------------------------
Luis Jimenez Guerrero


Madrid, Spain
December 21, 2000